UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2010

CANNABIS SCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	000-28911	91-1869677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6946 N Academy Blvd., Suite B #254 Colorado Springs, Colorado	80918
(Address of principal executive offices)	(Zip Code)

1.888.889.0888

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On May 8, 2010 Cannabis Science, Inc.(the “Company”), entered into a share purchase agreement with Adam Pasquale whereby the Company acquired from Mr. Pasquale one hundred percent of the issued and outstanding capital stock of Rockbrook Inc.  The purchase price for the shares was by the issuance of 400,000 restricted shares of the Company to Mr. Pasquale.  This acquisition gives the Company ownership of Rockbrook Inc., a company with facilities currently growing and providing organic medical cannabis to patients with a physician’s recommendation and operating according to Colorado’s Amendment 20.

In addition, the Company has entered into a Management Agreement with Mr. Pasquale whereby he will act as the Production Manager for the Rockbrook Inc. facilities.  The Company will compensate Mr. Pasqulae at a gross rate of $5,000 per month and a one-time issuance of 2 million restricted common shares of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS SCIENCE, INC.

Date: May 21, 2010	By: /s/ Dr. Robert J. Melamede
Dr. Robert J. Melamede, President & C.E.O.